Exhibit 23.4

CONSENT OF INDEPENDENT APPRAISER

American Appraisal Associates, Inc. (“AAA”) hereby consents to the reference of AAA under the captions “Experts” and “Notes to Consolidated Financial Statements” in the Registration Statement on Form S-1 and related Prospectus of Syniverse Holdings, Inc. for the registration of $445,786,000 of its common stock.

Milwaukee, Wisconsin

January 26, 2005

AMERICAN APPRAISAL ASSOCIATES, INC.

/S/ T. MICHAEL RATHBURN
Name:	T. Michael Rathburn
Title:	Associate General Counsel